Exhibit 99.1

PENN Entertainment Reports Third Quarter Results
WYOMISSING, PA (November 2, 2023) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three and nine months ended September 30, 2023.
Jay Snowden, Chief Executive Officer and President, said: “Our property level performance was stable in the third quarter reflecting solid results from our rated traditional core customer. We continued to see relative strength in several locations, including our casinos in Ohio, Kansas, Massachusetts, and Missouri, which highlights the benefits of our geographically diversified portfolio of premier regional gaming assets and the addition of retail sports betting offerings at many of our properties. Third quarter Interactive segment results reflect curtailed marketing in the U.S. as we prepared to transition our online sportsbook to the ESPN BET brand. Finally, we are excited to announce that we plan to simultaneously launch ESPN BET on November 14 across the 17 states in which we operate online sports betting, subject to final approvals. This strategic alliance is expected to further expand our digital ecosystem and drive re-engagement with the millions of customers in our digital and retail databases, leading to compelling cross-sell opportunities.
Stable Retail Performance
Property level highlights1:
•Revenues of $1.42 billion;
•Adjusted EBITDAR of $523.4 million; and
•Adjusted EBITDAR margins of 36.8%.
“Retail performance this quarter was supported by a slight uptick in volumes from our rated customers, offsetting softness in our unrated segment in the South region, the continued return of our 65+ demographic, and moderate growth in our spend per visit trends,” said Mr. Snowden. “Additionally, our portfolio benefited from new and sustained engagement driven by our market leading retail sportsbook concepts. With the recent launch of our enhanced customer loyalty program, PENN Play™, we have continued to drive database growth and customer engagement. Our database now has over 27 million members, with approximately 40% of our growth for the quarter coming from our online offerings. Our continued investments in technology to improve the customer journey has led to 2.2 million app downloads, and we are seeing a double-digit premium in retail theoretical from guests that engage with us through the PENN Play app versus non app users. Finally, the adoption of our industry leading cashless, cardless and contactless technology (“3C’s”), which is now deployed at twenty-one properties, with more on the way, has resulted in approximately $225 million in deposits into the PENN Wallet.
“We are also pleased to announce that we expect to break ground on our four growth projects throughout November and December of this year. These investments in the aggregate will create long-term shareholder value driven by their attractive return profiles and also contribute to our strong free cash flow generation upon opening in late 2025 and early 2026.
1 Property level consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.

ESPN BET Planned Launch on November 142
Interactive Segment highlights:
•Revenues of $196.3 million (including tax gross up of $102.6 million); and
•Adjusted EBITDA loss of $50.2 million.
“We are extremely excited to announce the planned launch of ESPN BET prior to the active Thanksgiving week sports calendar that includes the NCAA college football rivalry week and the Super Bowl rematch of the Kansas City Chiefs and the Philadelphia Eagles televised on ESPN’s Monday Night Football. ESPN BET will be powered by our proprietary and proven technology platform, which continues to drive impressive performance in Ontario under theScore Bet brand for both online sports betting and iCasino. Our ESPN BET product will include a wide array of popular betting options, including featured bets, quick bets (micro-markets), player props, same game parlays and more. In connection with the launch, ESPN will be implementing an initial wave of exclusive integrations targeting their 200 million loyal fans across their linear and digital platforms, including an advertising campaign headlined by SportsCenter anchors Scott Van Pelt and Elle Duncan. Looking ahead, we will be introducing even deeper platform and media integrations with ESPN over the upcoming months, providing an unmatched and seamless media/betting experience that will appeal to sports fans across the country.
ESG – Caring for our People, our Communities and our Planet
“Reflective of the continued strides we have made to date on the ESG front, Forbes Magazine once again named PENN as one of ‘America’s Best Employers for Diversity 2023’ and ‘America’s Best Large Employers for 2023.’ In addition, Newsweek added PENN to their list of ‘Greatest Workplaces for 2023’ and Time Magazine named PENN one of the ‘World’s Best Companies.’ Finally, on October 4, our Company was once again honored by the Women’s Forum as a 2023 Champion of Board Diversity. During the quarter we updated our Scope 1 and 2 greenhouse gas emissions inventory for 2022 and are finalizing our 2022 Scope 3 inventory, the results of which will be included in our Corporate Social Responsibility Report in April 2024. In addition to alignment with the Casino and Gaming industry standard of the SASB reporting framework, we are working toward alignment with the Task Force on Climate-Related Financial Disclosures (“TCFD”). We also recently submitted our inaugural CDP climate-change disclosure.”
Liquidity Remains Strong
Total liquidity as of September 30, 2023 was $2.3 billion inclusive of $1.3 billion in cash and cash equivalents. Traditional net debt as of the end of the quarter was $1.3 billion and the lease-adjusted net leverage ratio was 4.7x.
Additional information on PENN’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. The Company does not provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDAR because it is unable to predict with reasonable accuracy the value of certain adjustments that may significantly impact the Company’s results, including realized and unrealized gains and losses on equity securities, re-measurement of cash-settled stock-based awards, contingent purchase payments associated with prior acquisitions, and income tax (benefit) expense, which are dependent on future events that are out of the Company’s control or that may not be reasonably predicted.
2 Pending final approvals

Summary of Third Quarter Results

	For the three months ended September 30,
(in millions, except per share data, unaudited)	2023	2022
Revenues	$1,619.4	$1,625.0
Net income (loss)	$(725.1)	$123.2

Adjusted EBITDA (1)	$298.5	$440.4
Rent expense associated with triple net operating leases (2)	146.6	31.5
Adjusted EBITDAR (1)	$445.1	$471.9
Payments to our REIT Landlords under Triple Net Leases (3)	$235.0	$232.0

Diluted earnings (loss) per common share	$(4.80)	$0.72
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”) that was amended and restated effective January 1, 2023 (referred to as the AR PENN Master Lease and prior to January 1, 2023 referred to as the PENN Master Lease); our triple net master lease effective January 1, 2023 entered in conjunction with and coterminous to the AR PENN Master Lease (referred to as the 2023 Master Lease); our individual triple net lease with GLPI for the real estate assets used in the operations of Hollywood Casino at The Meadows prior to the effective date of the 2023 Master Lease (referred to as the Meadows Lease); our individual triple net lease with GLPI for the real estate assets used in the operations of Tropicana Las Vegas which terminated on September 26, 2022 (referred to as the Tropicana Lease); as well as our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino (referred to as the Margaritaville Lease) and Hollywood Casino at Greektown (referred to as the Greektown Lease) and referred to collectively as our “triple net operating leases.”
For the three months ended September 30, 2023, rent expense associated with triple net operating leases pertains to (i) the AR PENN Master Lease; (ii) the 2023 Master Lease; (iii) the Margaritaville Lease; and (iv) the Greektown Lease.
For the three months ended September 30, 2022, rent expense associated with triple net operating leases pertains to (i) the PENN Master Lease (specific to the land and building components associated with the operations of Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course); (ii) the Meadows Lease; (iii) the Margaritaville Lease; (iv) the Greektown Lease; and (v) the Tropicana Lease which terminated on September 26, 2022.
(3)Consists of payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under the AR PENN Master Lease, the PENN Master Lease, the 2023 Master Lease, the Pinnacle Master Lease, the Meadows Lease (prior to the effective date of the 2023 Master Lease), the Perryville Lease (prior to the effective date of the 2023 Master Lease), the Margaritaville Lease, the Greektown Lease, the Morgantown Lease, and the Tropicana Lease and collectively referred to as our “Triple Net Leases.” The rent under the Tropicana Lease was nominal prior to lease termination.
Adjusted EPS
The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the three months ended September 30,
	2023	2022
Diluted earnings (loss) per share	$(4.80)	$0.72
Impairment losses	—	0.60
Business interruption insurance proceeds	(0.09)	—
Transaction related expenses	0.10	0.26
Non-operating items:
Loss on disposal of Barstool	6.12	—
Loss related to debt and equity investments	—	0.06
Foreign currency transaction gain	—	(0.01)
Income tax impact on net income adjustments (1)	(0.12)	(0.23)
Adjusted EPS	$1.21	$1.40
(1)    The income tax impact includes current and deferred income tax expense based upon the classification of the adjustment. The income tax impact related to the loss on disposal of Barstool excludes the capital loss recognized, which can only be offset against capital gains.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended September 30,		For the nine months ended September 30,
(in millions, unaudited)	2023	2022	2023	2022
Revenues:
Northeast segment (1)	$687.0	$685.4	$2,075.5	$2,028.8
South segment (2)	308.2	329.8	931.3	1,009.8
West segment (3)	135.1	156.5	394.8	451.2
Midwest segment (4)	293.4	298.4	882.0	877.6
Interactive (5)	196.3	158.7	687.3	455.1
Other (6)	4.5	4.2	16.5	17.4
Intersegment eliminations (7)	(5.1)	(8.0)	(19.9)	(23.8)
Total revenues	$1,619.4	$1,625.0	$4,967.5	$4,816.1

Adjusted EBITDAR:
Northeast segment (1)	$208.3	$217.9	$638.5	$637.5
South segment (2)	136.6	139.9	381.1	429.7
West segment (3)	54.7	60.5	153.4	171.4
Midwest segment (4)	123.8	129.4	376.5	386.2
Interactive (5)	(50.2)	(49.3)	(68.7)	(80.1)
Other (6)	(28.1)	(26.5)	(80.7)	(73.6)
Total Adjusted EBITDAR (8)	$445.1	$471.9	$1,400.1	$1,471.1
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort, Tropicana Las Vegas Hotel and Casino (sold on September 26, 2022), and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, iCasino and social gaming operations, management of retail sports betting, media, and the operating results of Barstool Sports, Inc. (“Barstool” or “Barstool Sports”). We owned 36% of Barstool common stock prior to the acquiring the remaining 64% of Barstool common stock on February 17, 2023. In connection with PENN’s decision to rebrand our online sports betting business from Barstool Sportsbook to ESPN BET, PENN entered into a stock purchase agreement with David Portnoy, and on August 8, 2023 we sold 100% of the outstanding shares of Barstool. Interactive revenues are inclusive of a tax gross-up of $102.6 million and $63.0 million for the three months ended September 30, 2023, and 2022, respectively, and $283.4 million and $168.7 million for the nine months ended September 30, 2023, and 2022, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, the Company’s JV interests in Freehold Raceway and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead costs, which consist of certain expenses, such as: payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead costs were $27.0 million and $26.5 million for the three months ended September 30, 2023, and 2022, respectively, and $78.1 million and $74.9 million for the nine months ended September 30, 2023, and 2022, respectively.
(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA,
Adjusted EBITDAR, and Adjusted EBITDAR Margin

	For the three months ended September 30,		For the nine months ended September 30,
(in millions, unaudited)	2023	2022	2023	2022
Net income (loss)	$(725.1)	$123.2	$(132.6)	$200.9
Income tax (benefit) expense	(161.7)	(182.0)	40.9	(78.1)
Interest expense, net	117.5	198.5	346.1	554.7
Interest income	(10.2)	(5.2)	(30.5)	(7.0)
Income from unconsolidated affiliates	(7.2)	(6.6)	(17.0)	(17.1)
Gain on Barstool Acquisition, net (1)	—	—	(83.4)	—
Gain on REIT transactions, net (2)	—	—	(500.8)	—
Loss on early extinguishment of debt	—	—	—	10.4
Other (income) expenses	0.3	8.8	(4.5)	67.3
Operating income (loss)	(786.4)	136.7	(381.8)	731.1
Loss on disposal of Barstool (3)	923.2	—	923.2	—
Stock-based compensation	35.2	13.6	71.4	45.1
Cash-settled stock-based awards variance (4)	(2.9)	(3.8)	(12.0)	(16.2)
Loss (gain) on disposal of assets	—	(0.2)	—	7.0
Contingent purchase price	1.3	0.1	1.8	(0.9)
Pre-opening expenses	—	0.5	—	4.1
Depreciation and amortization	105.8	148.7	323.9	417.2
Impairment losses	—	104.6	—	104.6
Insurance recoveries, net of deductible charges	(0.3)	(1.9)	(13.9)	(10.7)
Income from unconsolidated affiliates	7.2	6.6	17.0	17.1
Non-operating items of equity method investments (5)	1.0	2.6	6.4	4.7
Other expenses	14.4	32.9	25.1	48.4
Adjusted EBITDA	298.5	440.4	961.1	1,351.5
Rent expense associated with triple net operating leases	146.6	31.5	439.0	119.6
Adjusted EBITDAR	$445.1	$471.9	$1,400.1	$1,471.1
Net income (loss) margin	(44.8)%	7.6%	(2.7)%	4.2%
Adjusted EBITDAR margin	27.5%	29.0%	28.2%	30.5%
(1)    Includes a gain of $66.5 million associated with Barstool related to remeasurement of the equity investment immediately prior to the acquisition date of February 17, 2023 and a gain of $16.9 million related to the acquisition of the remaining 64% of Barstool common stock.
(2)    Upon the execution of the February 21, 2023 AR PENN Master Lease and the 2023 Master Lease, both effective January 1, 2023, we recognized a gain of $500.8 million as a result of the reclassification and remeasurement of lease components.
(3)    Relates to the loss incurred on the sale of 100% of the outstanding shares of Barstool which was completed on August 8, 2023.
(4)    Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(5)     Consists principally of interest expense, net, income taxes, depreciation and amortization, and stock-based compensation expense associated with Barstool prior to us acquiring the remaining 64% of Barstool common stock and our Kansas Entertainment, LLC joint venture.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(in millions, except per share data, unaudited)	2023	2022	2023	2022
Revenues
Gaming	$1,252.1	$1,317.5	$3,869.5	$3,934.3
Food, beverage, hotel, and other	367.3	307.5	1,098.0	881.8
Total revenues	1,619.4	1,625.0	4,967.5	4,816.1
Operating expenses
Gaming	709.0	757.9	2,149.1	2,158.1
Food, beverage, hotel, and other	261.4	199.2	773.5	557.9
General and administrative	406.4	277.9	1,179.6	847.2
Depreciation and amortization	105.8	148.7	323.9	417.2
Impairment losses	—	104.6	—	104.6
Loss on disposal of Barstool	923.2	—	923.2	—
Total operating expenses	2,405.8	1,488.3	5,349.3	4,085.0
Operating income (loss)	(786.4)	136.7	(381.8)	731.1
Other income (expenses)
Interest expense, net	(117.5)	(198.5)	(346.1)	(554.7)
Interest income	10.2	5.2	30.5	7.0
Income from unconsolidated affiliates	7.2	6.6	17.0	17.1
Gain on Barstool Acquisition, net	—	—	83.4	—
Gain on REIT transactions, net	—	—	500.8	—
Loss on early extinguishment of debt	—	—	—	(10.4)
Other	(0.3)	(8.8)	4.5	(67.3)
Total other expenses	(100.4)	(195.5)	290.1	(608.3)
Income (loss) before income taxes	(886.8)	(58.8)	(91.7)	122.8
Income tax benefit (expense)	161.7	182.0	(40.9)	78.1
Net income (loss)	(725.1)	123.2	(132.6)	200.9
Less: Net loss attributable to non-controlling interest	0.3	0.3	0.7	0.4
Net income (loss) attributable to PENN Entertainment	$(724.8)	$123.5	$(131.9)	$201.3

Earnings per share:
Basic earnings (loss) per share	$(4.80)	$0.78	$(0.87)	$1.23
Diluted earnings (loss) per share	$(4.80)	$0.72	$(0.87)	$1.15

Weighted-average common shares outstanding—basic	150.9	157.6	152.3	163.5
Weighted-average common shares outstanding—diluted	150.9	173.0	152.3	179.0

Selected Financial Information and GAAP to NON-GAAP Reconciliations

(in millions, unaudited)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$1,317.9	$1,624.0

Total traditional debt	$2,662.0	$2,699.8
Less: Cash and cash equivalents	(1,317.9)	(1,624.0)
Traditional net debt (1)	$1,344.1	$1,075.8

Amended Revolving Credit Facility due 2027	$—	$—
Amended Term Loan A Facility due 2027	515.6	536.2
Amended Term Loan B Facility due 2029	987.5	995.0
5.625% Notes due 2027	400.0	400.0
4.125% Notes due 2029	400.0	400.0
2.75% Convertible Notes due 2026	330.5	330.5
Other long-term obligations (2)	28.4	38.1
Total traditional debt	2,662.0	2,699.8
Financing obligation (3)	144.2	118.0
Less: Debt discounts and debt issuance costs	(34.1)	(40.3)
	$2,772.1	$2,777.5

Total traditional debt	$2,662.0	$2,699.8
Less: Cash and cash equivalents	(1,317.9)	(1,624.0)
Plus: Cash rent payments to REIT landlords for the trailing twelve months (4)	7,474.4	7,400.0
	$8,818.5	$8,475.8

Adjusted EBITDAR for the trailing twelve months	$1,868.4	$1,939.4

Lease-adjusted net leverage ratio (1)	4.7x	4.4x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt and Lease-adjusted net leverage ratio.
(2)Other long-term obligations as of September 30, 2023 primarily includes $18.5 million related to relocation fees due for both Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course, and $9.9 million related to our repayment obligation on a hotel and event center located near Hollywood Casino Lawrenceburg.
(3)Represents cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt.”
(4)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months ended September 30, 2023.
Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended September 30,		For the nine months ended September 30,
(in millions, unaudited)	2023	2022	2023	2022
Cash payments to our REIT Landlords under Triple Net Leases	$235.0	$232.0	$702.4	$693.1
Cash payments related to income taxes, net	$7.9	$0.8	$73.9	$46.3
Cash paid for interest on traditional debt	$49.1	$38.5	$127.9	$86.8
Capital expenditures	$75.0	$64.0	$207.8	$189.6

Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDAR margin, Adjusted EPS, traditional net debt, and lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Adjusted EBITDA as earnings before interest expense, net; interest income; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations”; and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool (prior to our acquisition of Barstool on February 17, 2023) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as a supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations,” impairment losses, pre-opening expenses, debt extinguishment charges, gains or losses on disposal of assets, foreign currency gains/losses, transaction related expenses, business interruption insurance proceeds, and net gains/losses related to equity investments.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company's operations to assist investors in reviewing the Company's operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company's performance.

We calculate Traditional net debt as “Total traditional debt,” which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less “Cash and cash equivalents.” Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Total traditional debt (as defined above), less Cash and cash equivalents. The Company’s Lease-adjusted net leverage ratio’s denominator is Adjusted EBITDAR (as defined above) for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.
Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.
Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 am ET today, both of which are open to the general public.
The conference call number is 212-231-2912; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at www.pennentertainment.com.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pennentertainment.com, in the “Investors” section (select link for “Press Releases”).
About PENN Entertainment
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” the “Company,” “we,” “our,” or “us”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates 43 properties in 20 states, online sports betting in 18 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet Sportsbook and Casino®. In August 2023, PENN entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. In November 2023, the existing Barstool Sportsbook will be rebranded across all online platforms in the United States as ESPN BET, and our online product will include a Hollywood-branded integrated iCasino where permitted. PENN’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) will position us to significantly expand our digital footprint and efficiently grow our customer ecosystem. This highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by our investment in market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. PENN’s portfolio is further bolstered by our industry-leading PENN Play™ customer loyalty program, which offers our over 27 million members a unique set of rewards and experiences across business channels.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future revenue and Adjusted EBITDAR; the Company’s expectations of future results of operations and financial condition, the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore Bet Sportsbook and Casino apps and the expected timing of the rebrand of the Barstool Sportsbook as ESPN BET on our proprietary player account management system and risk and trading platforms; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of its products; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (3C’s) technology; the Company’s development projects, including the prospective development projects at Hollywood Casinos Aurora, Joliet, Columbus, and the M Resort Spa Casino; our ability to obtain financing for our development projects on attractive terms; and the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; the actions of regulatory, legislative, executive or judicial decisions at the federal, state, provincial or local level with regard to our business and the impact of any such actions.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; collective bargaining activity and strikes; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment
610-373-2400
Joseph N. Jaffoni, Richard Land
JCIR
212-835-8500 or penn@jcir.com